EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 29, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jul 2007 – Jun 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-1.8%	-4.9%	-0.4%	-6.0%	-3.6%	0.9%	3.4%	0.9%	12.3%	-18.7%	0.1	0.1
B**	-1.8%	-4.9%	-0.8%	-6.6%	-4.2%	0.2%	N/A	0.2%	12.2%	-20.4%	0.1	0.0
Legacy 1***	-1.7%	-4.6%	0.7%	-3.9%	-1.8%	N/A	N/A	-2.6%	11.1%	-14.8%	-0.2	-0.3
Legacy 2***	-1.7%	-4.6%	0.5%	-4.4%	-2.1%	N/A	N/A	-2.9%	11.1%	-15.2%	-0.2	-0.4
Global 1***	-1.7%	-4.6%	1.1%	-2.9%	-3.5%	N/A	N/A	-3.7%	10.6%	-14.6%	-0.3	-0.5
Global 2***	-1.7%	-4.6%	0.9%	-3.1%	-3.9%	N/A	N/A	-4.0%	10.5%	-15.4%	-0.3	-0.5
Global 3***	-1.7%	-4.7%	0.1%	-4.8%	-5.6%	N/A	N/A	-5.8%	10.5%	-19.7%	-0.5	-0.7

S&P 500 Total Return Index****	2.1%	4.1%	9.5%	5.4%	16.4%	0.2%	5.3%	0.2%	19.2%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	-0.1%	-1.3%	4.2%	31.4%	13.5%	11.9%	8.9%	11.9%	13.1%	-12.3%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	29%					29%
Energy	8%	Short	Heating Oil	2.2%	Short	8%	Short	Heating Oil	2.4%	Short
			Brent Crude Oil	1.8%	Short			Brent Crude Oil	2.0%	Short
Grains/Foods	11%	Long	Soybeans	2.1%	Long	11%	Short	Soybeans	2.0%	Long
			Soybean Meal	1.7%	Long			Soybean Meal	1.8%	Long
Metals	10%	Short	Aluminum	2.5%	Short	10%	Short	Aluminum	2.5%	Short
			Nickel	1.5%	Short			Nickel	1.6%	Short
FINANCIALS	71%					71%
Currencies	23%	Short $	Euro	2.9%	Short	23%	Long $	Euro	3.1%	Short
			Swiss Franc	2.0%	Short			Swiss Franc	2.1%	Short
Equities	28%	Long	S&P 500	10.6%	Long	27%	Long	S&P 500	10.5%	Long
			Dax Index	2.8%	Long			Dax Index	2.6%	Long
Fixed Income	20%	Long	U.S. 5-Year Treasury Notes	4.2%	Long	21%	Long	U.S. 5-Year Treasury Notes	4.3%	Long
			U.S. Treasury Bond	3.1%	Long			U.S. Treasury Bond	3.1%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rallied in response to reports about new plans to aid European banks.  Natural gas prices also moved higher, propelled by increased demand associated with forecasts for warmer temperatures in the U.S.

Grains/Foods
U.S. grains markets rose sharply because of supply forecasts which were reduced because of suboptimal growing conditions caused by warm and dry weather forecasts.  In the foods markets, cocoa and sugar prices also rallied, fueled by heavy rainfall in Africa and Brazil.

Metals
Gold prices increased as investors attempted to hedge against declines in the U.S. dollar.  In the base metals markets, copper finished the week substantially higher due to hope industrial demand across the Eurozone would increase following new plans to aid the Spanish banking system.

Currencies
Higher-yielding currencies, including the Australian and New Zealand dollars, moved sharply higher as the bullish prospects in Europe spurred investor appetite for increased risk across the globe.  Conversely, the U.S. dollar fell as investors liquidated safe-haven assets.  The Japanese yen strengthened against the U.S. dollar due to stronger-than-expected Japanese retail sales data.

Equities
Global equity markets experienced early-week losses due to rising interest rates in Italy and Spain and the belief the Eurozone Summit at week-end would be ineffective.  Concerns were predominantly eased with the announcement of a new plan to expand aid to the European banking system.  Global equity markets finished the week higher in response to the news.

Fixed Income
U.S. fixed-income markets finished nearly flat as early week gains stemming from uncertainty surrounding the Eurozone economy were nearly offset by the “risk-on” event triggered during last week’s European Summit.  German Bund markets registered modest declines as demand for other sovereign debt within the Eurozone increased.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.